UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2018

Avis Budget Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10308	06-0918165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Sylvan Way

Parsippany, New Jersey 07054

(Address of Principal Executive Offices, including Zip Code)

(973) 496-4700

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Second Amended and Restated Cooperation Agreement

Avis Budget Group, Inc. (the “Company”) entered into a Second Amended and Restated Cooperation Agreement (the “Second Amended and Restated Cooperation Agreement”) with SRS Investment Management, LLC and certain of its affiliates (collectively, “SRS”), dated as of April 16, 2018, regarding the membership and composition of the Company’s board of directors (the “Board”) and related matters. The Company and SRS previously entered into an Amended and Restated Cooperation Agreement, dated May 3, 2017, as described on the Company’s Form 8-K filed on May 3, 2017.

Pursuant to the Second Amended and Restated Cooperation Agreement, the Company will temporarily increase the size of the Board to 14 directors and appoint as directors, effective April 20, 2018, Jagdeep Pahwa and Carl Sparks.

Under the terms of the Second Amended and Restated Cooperation Agreement, for so long as their respective service on the Board continues, Brian Choi shall be appointed to the Compensation Committee of the Board and Jagdeep Pahwa shall be appointed to the Executive Committee of the Board and to the Corporate Governance Committee of the Board.

The Second Amended and Restated Cooperation Agreement further provides that, as previously announced by the Company, three current members of the Board will not be standing for reelection at the Company’s 2018 annual meeting of stockholders (the “2018 Annual Meeting”). At the conclusion of the 2018 Annual Meeting, the size of the Board will be reduced to 13 directors. Following the conclusion of the Company’s 2019 annual meeting of stockholders, the Company has agreed that the size of the Board will be reduced to 12 directors.

SRS has agreed to abide by certain standstill provisions during a standstill period commencing on the date of the Second Amended and Restated Cooperation Agreement and ending on the earlier of (i) January 25, 2020 and (ii) the date that is 30 days prior to the last date for which notice of a stockholder’s intention to nominate any individual as a director of the Company at the Company’s 2020 annual meeting of stockholders must be received by the Company (the “Standstill Period”). During the Standstill Period, SRS has agreed not to (among other things) acquire Beneficial Ownership (as such term is defined in the Second Amended and Restated Cooperation Agreement) of more than the greater of (x) 16,190,449 and (y) 20% of the Company’s outstanding Voting Securities (as such term is defined in the Second Amended and Restated Cooperation Agreement).

During the Standstill Period, SRS has agreed to vote its shares of the Company’s common stock in favor of the Company’s nominees and other proposals at any meeting of the Company’s stockholders occurring during the Standstill Period, subject to certain limited exceptions. In addition, in the event that SRS obtains (as a result of buybacks or repurchases by or on behalf of the Company or otherwise) the right to exercise voting rights attached to Voting Securities in excess of 20% of the outstanding Voting Securities, SRS has committed to exercise such voting rights in proportion to stockholders unaffiliated with SRS.

The foregoing summary of the Second Amended and Restated Cooperation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amended and Restated Cooperation Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Amendment No. 1 to Rights Agreement

On April 16, 2018, the Company entered into Amendment No. 1 (the “Rights Agreement Amendment”) to the Rights Agreement, dated as of January 14, 2018, between the Company and Computershare Trust Company, N.A., as rights agent.

The Rights Agreement Amendment accelerates the expiration of the Company’s preferred share purchase rights (the “Rights”) from the Close of Business (as such term is defined in the Rights Agreement) on January 13, 2019 to the Close of Business on April 16, 2018, and the Rights Agreement will terminate at such time. At the time of the termination of the Rights Agreement, all of the Rights distributed to holders of the Company’s common stock pursuant to the Rights Agreement will expire.

The foregoing summary of the Rights Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Rights Agreement Amendment, a copy of which is attached as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.03	Material Modification of the Rights of Security Holders.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the adoption of the Rights Agreement, on January 16, 2018, the Company filed a Certificate of Designations of Series S Preferred Stock with the Secretary of State of the State of Delaware setting forth the rights, powers and preferences of the Series S Preferred Stock issuable upon exercise of the Rights (the “Preferred Shares”). Promptly following the expiration of the Rights and the termination of the Rights Agreement, the Company will file a Certificate of Elimination (the “Certificate of Elimination”) with the Secretary of State of the State of Delaware eliminating the Preferred Shares and returning them to authorized but undesignated shares of the Company’s preferred stock.

The foregoing is a summary of the terms of the Certificate of Elimination. The summary does not purport to be complete and is qualified in its entirety by reference to the Certificate of Elimination, a copy of which is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 7.01	Regulation FD.

On April 16, 2018, the Company issued a press release announcing the Second Amended and Restated Cooperation Agreement and the Rights Agreement Amendment. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Additional Information and Where to Find It

The Company has filed a preliminary proxy statement and a form of associated proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Company’s 2018 Annual Meeting of Shareholders, and prior to the 2018 Annual Meeting of Shareholders, the Company intends to file a definitive proxy statement and form of proxy card with the SEC. THE COMPANY’S SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The Company’s shareholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC free of charge at the SEC’s website at www.sec.gov. Copies will also be available free of charge at the Company’s website at www.avisbudgetgroup.com.

Certain Information Regarding Participants

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s shareholders in connection with the matters to be considered at the Company’s 2018 Annual Meeting of Shareholders. Information about the Company’s directors and executive officers is available in the Company’s preliminary proxy statement filed with the SEC on April 2, 2018 with respect to the Company’s 2018 Annual Meeting of Shareholders and, with respect to directors and executive officers appointed following such date, in certain of the Company’s other SEC filings made subsequent to the date of such proxy statement. To the extent holdings of the Company’s securities by such directors or executive officers have changed since the amounts printed in the proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

3.1	Certificate of Elimination of Series S Preferred Stock of Avis Budget Group, Inc., dated April 16, 2018.

Exhibit No.	Description of Exhibit
4.1	Amendment No. 1, dated April 16, 2018, to Rights Agreement, dated as of January 14, 2018, between Avis Budget Group, Inc. and Computershare Trust Company, N.A.

10.1	Second Amended and Restated Cooperation Agreement, dated April 16, 2018, by and among Avis Budget Group, Inc. and SRS.

99.1	Press Release, dated April 16, 2018.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1	Certificate of Elimination of Series S Preferred Stock of Avis Budget Group, Inc., dated April 16, 2018.

4.1	Amendment No. 1, dated April 16, 2018, to Rights Agreement, dated as of January 14, 2018, between Avis Budget Group, Inc. and Computershare Trust Company, N.A.

10.1	Second Amended and Restated Cooperation Agreement, dated April 16, 2018, by and among Avis Budget Group, Inc. and SRS.

99.1	Press Release, dated April 16, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

AVIS BUDGET GROUP, INC.

By:	/s/ Bryon L. Koepke
Name:	Bryon L. Koepke
Title:	Senior Vice President and Chief Securities Counsel

Date: April 16, 2018